As filed with the Securities and Exchange Commission on August 21, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Benchmark Electronics, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-2211011
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3000 Technology Drive
Angleton, Texas	77515
(Address of Principal Executive Offices)	(Zip Code)

BENCHMARK ELECTRONICS, INC.

2000 STOCK AWARDS PLAN

(Full title of plan)

Cary T. Fu

Chief Executive Officer

3000 Technology Drive

Angleton, Texas 77515

(Name and address of agent for service)

(979) 849-6550

(Telephone number, including area code, of agent for service)

Copies to:

William J. Whelan, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Stock, par value $0.10 per share	6,750,000(1)	$23.825(2)	$160,818,750(2)	$17,208

(1)             Pursuant to Rule 457(h)(1) this registration fee is calculated with respect to the maximum number of the registrant’s securities issuable under the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the “Plan”).

(2)             Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on August 15, 2006.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-54186) filed with the Securities and Exchange Commission by Benchmark Electronics, Inc. are incorporated herein by reference.

This Registration Statement is filed solely to register additional securities of the same class as the securities registered pursuant to the effective Registration Statement referenced above relating to an employee benefit plan.

SIGNATURES

Pursuant to the requirements of the securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on August 16, 2006.

BENCHMARK ELECTRONICS, INC.

By:	/s/ Cary T. Fu
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

President and Chief
/s/ Cary T. Fu	Executive Officer	August 16, 2006
Cary T. Fu	(principal executive officer)

/s/ Gayla J. Delly	Chief Financial Officer	August 16, 2006
Gayla J. Delly	(principal financial
and accounting officer)

/s/ Donald E. Nigbor	Chairman of the Board	August 16, 2006
Donald E. Nigbor	of Directors

/s/ Steven A. Barton	Director and Executive	August 16, 2006
Steven A. Barton	Vice President

/s/ Peter G. Dorflinger	Director	August 16, 2006
Peter G. Dorflinger

/s/ Douglas G. Duncan	Director	August 16, 2006
Douglas G. Duncan

/s/ Laura W. Lang	Director	August 16, 2006
Laura W. Lang

/s/ Bernee D.L. Strom	Director	August 16, 2006
Bernee D.L. Strom

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Counsel.
23.1	Consent of KPMG LLP.
23.2	Consent of Kenneth Barrow (included in the opinion filed as Exhibit 5.1 hereto).